Exhibit 99.1

KinerjaPay Corp. Continues To Experience Record Growth As Market Awareness Builds August Transactions More Than Double Entire Second Quarter

JAKARTA, Indonesia, September 20, 2017, KinerjaPay Corp., (OTCQB: KPAY), a digital payment and e-commerce platform, ("KinerjaPay" or the "Company") today announced that it continues to achieve record growth achieving August 2017 results more than double those of July 2017 and exceeding the entire second quarter results.

August 2017 transaction volume was approximately 200,000 as compared to 70,000 during the entire second quarter. The Company attributes this growth to increasing consumer awareness of the KinerjaPay platform and related services.

Averaging 6,442 transactions per day, the Company recorded approximately US$923,683 in transaction revenue in August, as compared to 3,268, and US$387,116, respectively, for the month of July.

Edwin Ng, Chairman and CEO for KinerjaPay Corp. commented, "We've really been able to harness the power the KinerjaPay platform over the past few months. As more consumers and businesses link to our products and services, we become a natural e-commerce solution for both sides "Mr. Ng went on to say, "we also have access to greater transactional data, which enhances our ability to provide valuable commercial information to our business partners, and create highly-targeted promotional campaigns which improves our customer's experience. The more convenient and beneficial we can make our products and services, the more likely that users will turn to KinerjaPay for all of their financial needs."

About KinerjaPay

KinerjaPay enables consumers to "Pay, Play and Buy" through its secure web portal and mobile applications. Based in Indonesia, the Company provides easyandconvenientpaymentsolutionwhileshoppingonlineatitsmarketplace platform. Withitscurrentomni-channel platform, users can perform various payment services such as credit card bill payment, utility, phone bill, healthcare insurance and direct transfer to anyone at their convenience. KinerjaPay is also planning to launch other eCommerce verticals such as travel market, delivery services, and online gaming in the near future. The Company's services are available through its mobile applications and on its website at www.kinerjapay.com

Notice Regarding Forward-Looking Statements
This press release may contain forward-looking statements, about KPAY's expectations, beliefs or intentions regarding, among other things, its product development efforts, business, financial condition, results of operations, strategies or prospects. In addition, from time to time, KPAY or its representatives have made or may make forward-looking statements, orally or in writing. Forward-looking statements can be identified by the use of forward-looking words such as "believe," "expect," "intend," "plan," "may," "should" or "anticipate" or their negatives or other variations of these words or other comparable words or by the fact that these statements do not relate strictly to historical or current matters. These forward-looking statements may be included in, but are not limited to, various filings made by KPAY with the U.S. Securities and Exchange Commission, press releases or oral statements made by or with the approval of one of KPAY's authorized executive officers. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause KPAY's actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause KPAY 's actual activities or results to differ materially from the activities and results anticipated in such forward-looking statements, including, but not limited to, the factors summarized in KPAY 's filings with the SEC. In addition, KPAY operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond its control. KPAY does not undertake any obligation to publicly update these forward-looking statements, whether as a result of new information, future events or otherwise. Please see the risk factors associated with an investment in our securities which are included in our Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 11, 2016.

Media Contact:
KinerjaPay Corp.
Email: info@kinerjapay.co
+62-8229-777-0098

For more information, please visit our website http://www.kinerjapay.co. There you will find access to all of our past press releases and SEC filings regarding the activities discussed in this letter.

SOURCE: KinerjaPay Corp.